SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 21, 2006

DRESSER, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32372	75-2795365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15455 Dallas Parkway, Suite 1100
Addison, Texas 75001
(Address of principal executive offices) (zip code)

(972) 361-9800
(Registrant's Telephone Number, Including Area Code)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective February 21, 2006, Thomas J. Kanuk has left the employ of Dresser, Inc. (the "Company"). Prior to his departure, Mr. Kanuk served as the Company's Corporate Controller and Chief Accounting Officer. While the Company searches for a permanent replacement, Robert D. Woltil, Senior Vice President and Chief Financial Officer, has assumed Mr. Kanuk's responsibilities as the Company's principal accounting officer.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2006	Dresser, Inc. /s/ PATRICK M. MURRAY Patrick M. Murray Chief Executive Officer and Chairman of the Board /s/ ROBERT D. WOLTIL Robert D. Woltil Senior Vice President and Chief Financial Officer